Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 25, 2009 relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley LLP

Cross, Fernandez & Riley LLP

Orlando, FL

December 1, 2009